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                                 CERTIFICATE OF TRUST

    The undersigned, the trustees of Sun Financing I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. Section
 3801, hereby certify as follows:

    1. The name of the business trust being formed hereby (the "Trust") is "Sun Financing I".

    2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

              The Bank of New York (Delaware)
              White Clay Center
              Route 273
              Newark, Delaware  19711

    3.  This Certificate of Trust shall be effective as of the date of filing.

Dated:  November 7, 1997


                        /s/ Robert F. Murphy
                        -----------------------------
                        Name:  Robert F. Murphy
                        Title:  Regular Trustee


                        /s/ Robert D. Woltil
                        -----------------------------
                        Name:  Robert D. Woltil
                        Title:  Regular Trustee


                        The Bank of New York (Delaware),
                        as Delaware Trustee



                        By:  /s/ Fredrick Clark
                            -------------------------
                        Name:  Fredrick Clark
                        Title: Authorized Signatory